EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Shareholders of NetSpeak Corporation and subsidiary
Boca Raton, Florida

We consent to the incorporation by reference in Registration Statement No's. 333-44827 and 333-63079 of NetSpeak Corporation and subsidiary (the "Company") on Forms S-8 of our report dated February 1, 2000 (February 17, 2000 as to the employment agreements in Note 6), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of the Company, listed in Item
14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion bases on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
March 30, 2000